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Exhibit 5.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW
ONE INDEPENDENT DRIVE–SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359-2000 TEL 904.359-8700 FAX www.foley.com
January 27, 2011
CLIENT/MATTER NUMBER 069302-0107

Body Central Corp.
6225 Powers Avenue
Jacksonville, Florida 32217

Ladies and Gentlemen:

We have acted as counsel to Body Central Corp. (f/k/a Body Central Acquisition Corp.), a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 5,750,000 shares of common stock, par value $0.001 per share of the Company (the "Shares"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-                           ) (as amended, the "Registration Statement"), initially filed with the Securities and Exchange Commission (the "Commission") on January 27, 2011, of which (i) up to 100,000 shares may be sold by the Company and (ii) the remaining 5,650,000 shares may be sold by certain stockholders of the Company, including 750,000 shares in order to cover over-allotments (the "Selling Stockholders").

We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

We have also assumed that an Underwriting Agreement substantially in the form attached as an exhibit to the Registration Statement, by and among the Company, the Selling Stockholders and the underwriters named therein (the "Underwriting Agreement"), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and that the Shares will be sold and transferred only upon the payment therefor as provided in the Underwriting Agreement.

Body Central Corp.
January 27, 2011

Our opinion expressed in paragraph 2 below, insofar as it relates to the Shares to be sold by the Selling Stockholders being fully paid, is based solely on a certificate of the chief financial officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.

Based upon and subject to the foregoing, we are of the opinion that:

  (1)  The Shares to be issued and sold by the Company under the Underwriting Agreement have been duly authorized, and when delivered and paid for by the Underwriters (as such term is defined in the Underwriting Agreement) in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

  (2)  The Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law, as applied by courts located in Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the Shares.

Very truly yours,
/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP

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  Exhibit 5.1